Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-46542, 333-112952, 333-114521, 333-115194, 333-126231, 333-132012, 333-132737 and 333-134816 on Form S-3, and Nos. 333-52514, 333-74339 and 333-128592 on Form S–8 of our report, dated July 30, 2007, appearing in this Annual Report on Form 10-K of Isonics Corporation for the year ended April 30, 2007.

/s/ Hein & Associates LLP

Denver, Colorado

July 30, 2007